                                                                     Exhibit 3.2

                         [GOVERNMENT COAT OF ARMS LOGO]

                          CERTIFICATE OF INCORPORATION
                          OF A PRIVATE LIMITED COMPANY


                              Company No. 3516662


The Registrar of Companies for England and Wales hereby certifies that HAMSARD ONE THOUSAND AND SEVENTY FOUR LIMITED is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.


Given at Companies House, Cardiff, the 25th February 1998


                                   /s/ L. Parry
                                   MRS. L. PARRY


                         FOR THE REGISTRAR OF COMPANIES


                             [COMPANIES HOUSE LOGO]

                         [GOVERNMENT COAT OF ARMS LOGO]


                          CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME
                    AND RE-REGISTRATION OF A PRIVATE COMPANY
                              AS A PUBLIC COMPANY


                              Company No. 3516662


The Registrar of Companies for England and Wales hereby certifies that

HAMSARD ONE THOUSAND AND SEVENTY FOUR LIMITED

formerly registered as a private company having changed its name and having this day been re-registered under the Companies Act 1985 as a public limited company is now incorporated under the name of

OCTEL DEVELOPMENTS PLC

and that the company is limited.

Given at Companies House, London, the 23rd April 1998


                                   /s/ S. Bashar
                                   MISS S. BASHAR
                                   For The Registrar Of Companies




                             [COMPANIES HOUSE LOGO]

No. 3516662

                              THE COMPANY ACT 1985

                           COMPANY LIMITED BY SHARES

                               Special Resolution

                                       of

                 Hamsard One Thousand and Seventy Four Limited

At an Extraordinary General Meeting of the Company duly convened and held on 21 April 1998 at Oil Sites Road, Ellesmere Fort, South Wirral, L65 4HF the following Resolution was duly passed as a Special Resolution:

                               Special Resolution

That the Company re-registered as a public company under the name of "Octel Developments PLC" and accordingly that, with effect from the date of re-registration:

(a)  the name of the Company be changed to "Octel Developments PLC":

(b)  the following new Clause 2 be inserted into the Company's Memorandum of
     Association:

                    "The Company is to be a public company",

     and the remaining clauses be renumbered accordingly; and

(c) the name "Octel Developments PLC" be substituted for the name "Hamsard One Thousand and Seventy Four Limited" in Clause 1 of the Company's Memorandum of Association; and

(d) the regulations contained in the printed document produced to the Meeting and signed by the Chairman for purposes of identification be hereby adopted as the Articles of Association of the Company in substitution for and to the exclusion of all existing Articles of the Company.





                                                      /s/ Graham M. Leathes
                                                      Chairman

                 Hansard One Thousand and Seventy Four Limited

Minutes of an Extraordinary General Meeting of the Company held at Oil Sites Road, Ellesmere Port, South Wirral, L65 4HF on 21 April 1998 at 4:30 p.m.

Present:        G Leathes (as Alternate Director to D Kerrison) (in the Chair)

                M Pimbley (as Alternate Director to A Jarvis)

1. The Chairman produced to the meeting a copy of the Notice convening the meeting. He declared that a quorum was present and that the requisite consensus to short notice of the meeting had been obtained and that accordingly the meeting was properly convened and constituted.

2.    The Notice convening the meeting was, by general consent, taken as read.

3. The Chairman proposed the Resolution set out in the Notice as a Special Resolution of the Company. The Resolution was seconded by Mr Pimbley, and the Chairman, having put the Resolution to the meeting, declared it duly passed on a show of hands as a Special Resolution.

4. The business of the meeting being concluded, the Chairman declared the meeting closed.


                                                              GRAHAM M. LEATHES
                                                                   Chairman

                            Consent to Short Notice

                 Hamsard One Thousand and Seventy Four Limited

We, the undersigned, being a majority in number of the Members of the Company entitled to attend and vote at the meeting convened by the attached Notice and together holding not less than 95 per cent in nominal value of the shares giving such rights hereby consent to such Meeting being convened and held on the date specified in such Notice, and to the proposing and passing thereat of the Special Resolution set out therein, notwithstanding that less than the requisite notice of the Meeting has been given in accordance with the Companies Act 1985 and the Articles of Association of the Company.



Dated: 21 April 1998           Signed: GRAHAM M. LEATHES

                               for Hamsard One Thousand and Thirty Four Limited

                    Notice to Extraordinary General Meeting

                 Hamsard One Thousand and Seventy Four Limited

Notice is hereby given than an Extraordinary General Meeting of the Company will be held at Oil Sites Road, Ellesmere Port, South Wirral, L65 4HF on 21 April 1998 at 4:30 p.m. for the purpose of considering and, if thought fit, passing the following Resolution which will be proposed as a Special Resolution:

                               Special Resolution

That the Company be re-registered as a public company under the name of "Octel Developments PLC" and accordingly that, with effect from the date of re-registration:

(a)  the name of the Company be changed to "Octel Developments PLC";

(b) the following new Clause 2 be inserted into the Company's Memorandum of Association;

          "The Company is to be a public company".

     and the remaining clauses be renumbered accordingly;

(c) the name "Octel Developments PLC" be substituted for the name "Hamsard One Thousand and Seventy Four Limited" in Clause 1 of the Company's Memorandum of Association; and

(d) the regulations contained in the printed document produced to the Meeting and signed by the Chairman for purposes of identification be hereby adopted as the Articles of Association of the Company in substitution for and to the exclusion of all existing Articles of the Company.


                                                           By Order of the Board


                                                             GRAHAM M. LEATHES
                                                                 Secretary


Dated: 21 April 1998

Registered No: 3516562

Registered Office: Unit 2, 4th Floor, Berkeley Square House, London, W1X 6DT




Note: A member entitled to attend and vote at the above meeting is entitled to appoint a proxy to attend and, on a poll, to vote in his place. A proxy need not be a member of the Company.

------------------------------------------------------------------------------
                 HAMSARD ONE THOUSAND AND SEVENTY FOUR LIMITED

     Minutes of a Meeting of the Board of Directors held at Oil Sites Road,
       Ellesmere Port, South Wirral, L65 4HF on 21 April 1998 at 4.15 p.m
------------------------------------------------------------------------------

Present:       G Leatham (as Alternate Director to D Kernson) (Chairman)

               M Pimbley (as Alternate Director to A Jarvis)

1. The Chairman proposed that the Company should re-register as a public company and that the Memorandum of Association should be appropriately altered. At the same time it was proposed that the name of the Company be changed. The Chairman explained that re-registration required the passing of a Special Resolution to make the appropriate changes to the Memorandum of Association and proposed that the opportunity should be taken to adopt new Articles of Association suitable for a public company. A print of the Memorandum of Association containing the proposed amendments, and also a print of the proposed new Articles of Association, were produced to the Meeting and after careful consideration it was resolved that the same be and are hereby approved.

2. The Chairman reported that the auditors were happy to give a written statement in accordance with 43(3)(b) of the Companies Act 1985 stating that in their opinion the Company's Balance Sheet as at 21 April 1998 shows that the amount of the Company's net assets (as defined in the Companies Act 1985) was not less than the aggregate of its called up capital and undistributable reserves.

3. There was then produced to the Meeting a Notice convening an Extraordinary General Meeting to be held forthwith, at which would be proposed a Special Resolution to change the name of the Company, to authorise the Directors to apply for the re-registration of the Company as a public company under the name of "Octel Development PLC", to make the appropriate changes to the Memorandum of Association and to adopt new Articles of Association, with effect from the date of re-registration. It was resolved that:

      (a)  the Notice be and is hereby approved;

      (b) such Meeting be convened for the place and time specified in the Notice;

      (c)  a copy of the Notice be forthwith delivered to all shareholders; and

      (d) the consent of all shareholders should be sought to the Meeting being held on short notice.

4. The Meeting then adjourned to enable the Extraordinary General Meeting to be held.

5. On resumption of the Meeting, it was reported by the Chairman that the Special Resolution set out in the Notice of Extraordinary General Meeting had been duly passed.

6. It was resolved that the Secretary be instructed to file the following at the Companies Registry with a cheque for the relevant fee payable to the Registrar of Companies:

      (a)  a signed print of the Special Resolution;

      (b) a print of the Memorandum of Association as altered by the Special Resolution;

      (c)  the new Articles of Association;

      (d) Form 43(3) (Application by a private company for re-registration as a public company);

      (e) the written statement of the auditors, Ernst & Young, in accordance with Section 43(3)(b) of the Companies Act 1985;

      (f) a copy of the Company's balance sheet as at 21 April 1998 and the auditors' unqualified report; and

      (g) a declaration of compliance with statutory requirements in Form 43(3)(c).

7.    There being no further business, the Meeting concluded.

                                                           Graham M. Leathes
                                                        ------------------------
                                                               Chairman

                             THE COMPANIES ACT 1985

                           COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                       OF

                            OCTEL DEVELOPMENTS PLC*1

1.    The Company's name is Octel Developments PLC.

2.    The Company is to be a public company.

3.    The Company's registered office is to be situated in England.

4.    The Company's objects are:-

      a) To carry on business as a general commercial company; to carry on all or any of the businesses of general merchants and traders, manufacturers, assemblers, distributors, importers, exporters, merchants, factors, and shippers of, and wholesale and retail dealers in, goods, wares produce, products, commodities, fancy goods, handicrafts, and merchandise of every description, to act as agents for and to enter into agreements and arrangements of all kinds on behalf of such persons, firms or companies as may be thought expedient, and to negotiate, assign and mortgage or pledge for cash or otherwise, any such agreements and the payments due thereunder and any property the subject thereof, to carry on all or any of the businesses of mail order specialists, credit and discount traders, cash and carry traders, manufacturers' agents, commission and general agents, brokers, factors, warehousemen, and agents in respect of raw materials and manufactured goods of all kinds, and general railway, shipping and forwarding agents and transport contractors; to create, establish, build up, and maintain an organisation for the marketing, selling, retailing, servicing, advertisement, distribution or introduction of the products, merchandise, goods, wares, and commodities dealt in or services rendered by any person, firm or company, and to participate in, undertake, perform and carry out all kinds of commercial, trading and financial operations and all or any of the operations ordinarily performed by import, export and general merchants, factors, shippers, agents, traders, distributors, capitalists and financiers, either on the Company's own account or otherwise; and to open and establish shops, stalls, stores, markets and depots for the sale, collection and distribution of the goods dealt in by the Company.


----------
1* Pursuant to a special resolution passed on 21 April 1998 the Company became a
   public company on    April 1998 and the name of the Company was changed from
   the previous name of Hamsard One Thousand and Seventy Four Limited

      b) To carry on any other trade or business whatsoever which can, in the opinion of the Board of Directors, be advantageously carried on by the Company in connection with or ancillary to any of the above businesses or the general business of the company, or further any of its objects.

      c) To purchase, take on lease or in exchange, hire or otherwise acquire and hold any estate or interest in any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property or any kind for such consideration and on such terms as may be considered expedient.

      d) To erect, construct, lay down, enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, buildings, works, plant and machinery necessary or convenient for the Company's business, and to contribute to or subsidise the erection, construction and maintenance of any of the above.

      e) To borrow or raise or secure the payment of money for the purpose of or in connection with the Company's business, and for the purposes of or in connection with the borrowings or raising of money by the Company to become a member of any building society.

      f) To mortgage and charge the undertaking and all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

      g) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

      h) To receive money on deposit or loan upon such terms as the Company may approve, and to guarantee the obligations and contracts of any person or corporation.

      i) To make advances to customers and others with or without the security and upon such terms as the Company may approve, and generally to act as bankers for any person or corporation.

      j) To grant pensions, allowances, gratuities and bonuses to officers, ex-officers, employees or ex-employees of the Company or its predecessors in business or the dependents or relations of such persons, to establish and maintain or concur in establishing and maintaining trusts, funds or schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their dependents or relations, and to support or subscribe to any charitable funds or institutions, the support of which may, in the opinion of the Directors, be calculated directly or indirectly to benefit the company or its employees, and to institute and maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the Company or its officers or employees.

      k) to draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments.

      l) To invest and deal with the moneys of the Company not immediately required for the purposes of its business in or upon such investments or securities and in such manner as may from time to time be determined.

      m) To pay for any property or rights acquired by the Company, either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment or capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

      n) To accept payment of any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

      o) To enter into any partnership or joint-purse arrangement or arrangement for sharing profits, union of interest or cooperation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company, and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company, and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such company.

      p) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of the Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of the Company, and to acquire and hold or dispose of shares, stock or securities of and guarantee the payment of the dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company.

      q) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any persons, firm or company carrying on any business which the Company is authorised to carry on.

      r) To sell, improve, manage, develop, exchange, let on lease, or otherwise, mortgage, charge, sell, turn to account, grant licences options, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

      s) To amalgamate with any other company whose objects are to include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking, subject to liabilities of this or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully of partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or in any other manner.

      t) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

      u) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

      v) To do all such other things as are incidental or conducive to the above objects or any of them.

      And it is hereby declared that (a) the objects set forth in each subclause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and (b) the word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or the body of persons, whether corporate or unincorporate and whether domiciled in the United Kingdom or elsewhere, and (c) except where the context expressly so requires, none of the several paragraphs of this clause, or the objects therein specified, or the powers thereby conferred shall be limited by, or be deemed merely subsidiary or auxiliary to, any other paragraph of this clause, or the objects in such other paragraph specified, or the powers thereby conferred.

5.    The liability of the members is limited.

6. The Share Capital of the Company is 50,000 pound sterling divided into 50,000 ordinary shares of 1 pound sterling each*.2


NAME AND ADDRESS OF                    number of Shares taken by each Subscriber
SUBSCRIBERS

Hammond Suddards Directors Limited       One  Julie Eve for and on behalf of
7 Devonshire Square, Cutlers Gardens          Hammond Suddards Directors
London EC2M 4YH                               Limited


Hammond Suddards Secretaries Limited     One  Julie Eve for and on behalf of
7 Devonshire Square, Cutlers Gardens          Hammond Suddards Secretaries
London EC2M 4YH                               Limited








Dated this 12 day of February 1998


Witness of the above signatures:-       Deborah Ann Kahn
                                        116 Bryon Road, Chadwell Health,
                                        Romford, Essex RM6 5BT
                                        Legal Secretary





____________________

2 By an Ordinary Resolution of the Company passed on 21 April 1998 the authorized share capital of the Company was increased from 100 pound sterling divided into 100 shares of 1 pound sterling each of 50,000 pound sterling divided into 50,000 shares of 1 pound sterling each

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                              OCTEL DEVELOPMENT PLC

                                   PRELIMINARY

1 The regulations contained in Table A in The Companies (Tables A to F) Regulations 1985 (as amended so as to affect companies first registered on the date of incorporation of the Company) shall, except as hereinafter provided and so far as not inconsistent with the provisions of these Articles, apply to the Company to the exclusion of all other regulations or Articles of Association. References herein to regulations are to regulations in the said Table A unless otherwise stated.

                                  SHARE CAPITAL

2 The share capital of the Company is pound sterling 50,000 divided into 50,000 Ordinary Shares of pound sterling 1 each.

3

3.1 Subject to Section 80 of the Act, all unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as they think proper.

3.2

      3.2.1. Pursuant to and in accordance with Section 80 of the Act the Directors shall be generally and unconditionally authorised to exercise during the period of five years from the date of incorporation of the Company all the powers of the Company to allot relevant securities up to an aggregate nominal amount of pound sterling 50,000;

      3.2.2. by such authority the Directors may make offers or agreements which would or might require the allotment of relevant securities after the expiry of such period.

3.3 Any allotment made pursuant to clause 3.2 of these Articles may be made as if Section 89(1) of the Act did not apply.

3.4 Words and expressions defined in or for the purposes of the said Section 50 or the said Section 89 shall bear the same meanings in this Article.

                        PROCEEDINGS AT GENERAL MEETINGS

4 In the case of a corporation a resolution in writing may be signed on its behalf by a Director or the Secretary thereof or by its duly appointed attorney or duly authorised representative. Regulation 53 shall be extended accordingly. Regulation 53 (as so extended) shall apply mutatis mutandis to resolutions in writing of any class of members of the Company.

                               VOTES OF MEMBERS

5 An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used or be delivered to the Secretary (or the chairman of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meeting or adjourned meeting or poll. The instrument may be in the form of a facsimile or other machine made copy and shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. Regulation 82 shall not apply.

                              ALTERNATE DIRECTORS

6

6.1 Any director (other than an alternate director) may by notice in writing to the company appoint any other director, or any other person who is willing to act, to be an alternate director and remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

6.2 An Alternate Director shall be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor. Regulations 68 and 69 shall not apply.

6.3 An Alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

                        DELEGATION OF DIRECTORS' POWERS

7 In addition to the powers to delegate contained in Regulation 72, the Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more Directors and (if thought fit) one or more other named persons or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors.

      Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee but so that (a) the number of members who are not Directors shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless passed by a majority including at least one member of the committee who is a Director, Regulation 72 shall be modified accordingly.

                    APPOINTMENT AND RETIREMENT OF DIRECTORS

8 The Directors shall not be subject to retirement by rotation. Regulation 73 to 75 and the second and third sentences of Regulation 79 shall not apply, and other references in the said Table A to retirement by rotation shall be disregarded.

                   DISQUALIFICATION AND REMOVAL OF DIRECTORS

9 The office of a Director shall be vacated in any of the events specified in Regulation 81 and also if he shall in writing offer to resign and the Directors shall resolve to accept such offer or if he shall be removed from office by notice in writing signed by all his co-Directors (being at least two in number) but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have affect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

10 Any provision of the Act which, subject to the provisions of the articles,would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not apply to the Company.

                           REMUNERATION OF DIRECTORS

11 Any Director who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine. Regulation 82 shall be extended accordingly.

                            PROCEEDINGS OF DIRECTORS

12 On any matter in which a Director is in any way interested he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof. Regulation 94 to 95 shall not apply.

                                   INDEMNITY

13

13.1 Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which

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
      relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

13.2 Without prejudice to paragraph 13.1 of this Article the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of any Relevant Company (as defined in paragraph 13.3 of this Article) or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme.

13.3 For the purpose of paragraph 13.2 of this Article "Relevant Company" shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

                             OCTEL DEVELOPMENTS PLC
       (FORMERLY KNOWN AS HAMSARD ONE THOUSAND AND SEVENTY FOUR LIMITED)
                                (THE "COMPANY")

      Notice is hereby given that an Extraordinary General Meeting of the Company will be held at One Silk Street, London EC2 on 27 April 1998 at
      1.00 p.m. for the purpose of considering and, if thought fit, passing the following Resolution as Special Resolutions:

      Resolution

1 That it is in the best interests of, and to the further benefit and advantage of, the Company to enter into each of the following documents and the transactions contemplated by them:

      (a) a final draft of a US$280,000,000 Term Loan and US$20,000,000 Revolving Credit Facilities Agreement (the "Agreement") between Octel Corp. (as parent), Octel Associates Partnership and the companies named in the Agreement (as Borrowers and/or Guarantors), Goldman Sachs International and Barclays Capital (as Joint Arrangers and Joint Syndication Agents) the Banks named in the Agreement (as Original Banks), Barclays Bank PLC (as provider of the Barclays facilities) and Barclays Bank PLC as Facility Agent and Security Agent;

      (b) a final draft of a Debenture by the Company and Octel International Limited (formerly known as Hamsard One Thousand and Thirty Four) in favour of Barclays Bank PLC (as Security Agent) creating fixed charges over the Company's interests in its subsidiary Octel Trading Limited (formerly known as Hamsard One Thousand and Seventy Five) and a floating charge over substantially all its assets;

      (c) a final draft of a Subordination Deed between Octel Corp., Octel LLC., Octel America Inc. Octel Resources (formerly known as Hamsard One Thousand and Thirty Three) Limited, Octel International Limited, the Company, Octel Trading Limited. The Associated Octel Company Limited, Associated Octel Company (Plant) Limited and AKC Trading Limited and Barclays Bank PLC (as Security Agent);

      (each a "Finance Document" and together the "Finance Documents").

2 That the Articles of Associations of the Company be amended by inserting new Clause 14 (Transfer of Shares):

      "14. Regulations 24 and 25 shall not apply."

3 That the Memorandum of Association of the Company be amended by adding the words, "with or without consideration", after the words, "the obligations and contracts of any person or corporation", in Clause 3(n) thereto.

4 That the Directors are instructed to take any action in connection with the negotiation, execution, delivery and performance of the Finance Documents as they shall deem necessary or appropriate.


                                                       By Order of the Board




                                                        GRAHAM M. LEATHES
                                                           Secretary
Date: 27 April 1998


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

Registered No:         3516682

Registered Office:     7 Devonshire Square
                       Cutlers Gardens
                       London
                       EC2M 4YH

Note: A member entitled to attend and vote at the above meeting is entitled to appoint a proxy to attend and, on a poll, to vote in his place. A proxy need not be a member of the Company.

                            CONSENT TO SHORT NOTICE

                   OCTEL DEVELOPMENTS PLC (FORMERLY KNOWN AS
                 HAMSARD ONE THOUSAND AND SEVENTY FOUR LIMITED)
                                (THE "COMPANY")

We, the undersigned, being a majority in number of the Members of the Company entitled to attend and vote at the meeting convened by the attached Notice and together holding all the Shares giving such rights hereby consent to such Meeting being convened and held on the date specified in such Notice, and to the proposing and passing the rest of the Resolution set out therein, notwithstanding that less than the requisite notice of the meeting has been given in accordance with the Companies Act 1985 (as amended by the Companies Act
1989) and the Articles of Association of the Company.




Date:   27 April 1998               Signed:   GRAHAM M. LEATHES
        ------------------                    --------------------------
                                              For and on behalf of Octel
                                              International Limited

                   OCTEL DEVELOPMENTS PLC (FORMERLY KNOWN AS
                 HAMSARD ONE THOUSAND AND SEVENTY FOUR LIMITED)
                                (THE "COMPANY")

           Minutes of an Extraordinary General Meeting of the Company held at One Silk Street, London EC2 on 27 April 1998 at 1.00 p.m.

Present:    G. M. LEATHES (Chairman)
            M. PIMBLEY

In Attendance:


1 The Chairman produced to the meeting a copy of the Notice convening the meeting. He declared that a quorum was present and that the requisite consents to short notice of the meeting had been obtained and that accordingly the meeting was properly convened and constituted.

2     The Notice convening the meeting was, by general consent, taken as read.

3 The Chairman proposed the Resolution set out in the Notice as a Special Resolution of the Company. The Resolution was seconded by Mr M.V. FINDLEY, and the Chairman, having put the Resolution to the meeting, declared it duly passed on a show of hands as a Special Resolution.

4 The business of the meeting being concluded, the Chairman declared the meeting closed.


                                                        (GRAHAM M. LEATHES)
                                                    ----------------------------
                                                              Chairman



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